Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in her capacity as an officer of First Shares Bancorp, Inc. (“First Shares”), that, to her knowledge:

(1)	the Annual Report of First Shares on Form 10-KSB for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of First Shares.

Dated: March 28, 2003

/s/ Kimberly B. Kling Kimberly B. Kling Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to First Shares Bancorp, Inc. and will be retained by First Shares Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.